UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 26, 2007

Swank, Inc.
 (Exact name of registrant as specified in its charter)

Commission File Number 1-5354

Delaware	04-1886990
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)
90 Park Avenue New York, NY	10016
(Address of principal executive offices)	(Zip code)

(212) 867-2600
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

        On March 26, 2007, the Board of Directors of the Swank, Inc. (the “Company”) promoted certain of the Company’s executive officers. John A. Tulin, formerly President and Chief Executive Officer of the Company, has been promoted to Chairman of the Board of the Company. Mr. Tulin will continue to serve as the Company’s Chief Executive Officer. Eric P. Luft, formerly a Senior Vice President of the Company, has been appointed President of the Company. Jerold R. Kassner, formerly Senior Vice President, Chief Financial Officer, Treasurer and Secretary of the Company, has been promoted to Executive Vice President. Mr. Kassner will continue to serve as the Company’s Chief Financial Officer, Treasurer and Secretary. Messrs. Tulin, Kassner, and Luft each serve at the pleasure of the Board of Directors for a term of office of one year and until their respective successors are elected and qualify.

        On March 26, 2007, the Company and John A. Tulin entered into an Employment Agreement (the “JAT Agreement”) dated as of January 1, 2007, a copy of which is filed as Exhibit 10.1 to this Form 8-K. Under the JAT Agreement, John Tulin is employed by the Company as Chairman of the Board and Chief Executive Officer of the Company through December 31, 2009, subject to extension or earlier termination. John Tulin is entitled to receive a minimum base salary of $500,000, a special allowance of $43,200 per annum, and such other compensation, including bonus compensation, as may be determined by the Board of Directors of the Company. Mr. Tulin and, if applicable, his legal representatives, are also entitled to receive certain severance payments upon termination of the JAT Agreement due to his disability, death, or termination without cause. Upon a Change of Control, as defined in the JAT Agreement, Mr. Tulin may terminate the JAT Agreement. The description of the JAT Agreement is qualified in its entirety by reference to the complete text of the JAT Agreement, a copy of which is filed as Exhibit 10.1 to this Form 8-K.

        On March 26, 2007, the Company and James E. Tulin entered into an Employment Agreement (the “JET Agreement”) dated as of January 1, 2007, a copy of which is filed as Exhibit 10.1 to this Form 8-K. Under the JET Agreement, James E. Tulin is employed by the Company as a Senior Vice President of the Company through December 31, 2009, subject to earlier termination. James Tulin is entitled to receive a minimum base salary of $357,000 and such other compensation, including bonus compensation, as may be determined by the Board of Directors of the Company. Mr. Tulin and, if applicable, his legal representatives, are also entitled to receive certain severance payments upon termination of the JET Agreement due to his disability, death, or termination without cause. After a Change of Control, as defined in the JET Agreement, Mr. Tulin may terminate the JAT Agreement. The description of the JET Agreement is qualified in its entirety by reference to the complete text of the JET Agreement, a copy of which is filed as Exhibit 10.2 to this Form 8-K.

        On March 26, 2007, the Company and Eric P. Luft entered into an Amended and Restated Employment Agreement (the “Luft Agreement”) dated as of March 1, 2007, which amended and restated a prior Amended and Restated Employment Agreement between the Company and Mr. Luft dated December 18, 2003, as amended. Among other things, the Luft Agreement (a) reflects Mr. Luft’s position as President of the Company, (b) extends the term of his employment to February 28, 2010, subject to extension or earlier termination, and (c)

increases his base salary to $154,000 and modifies his commission compensation to the greater of $128,000 or 0.5% times Domestic Net Sales, as defined in the Agreement. Mr. Luft and, if applicable, his legal representatives, are also entitled to receive certain severance payments upon termination of the Luft Agreement due to his disability, death, or termination without cause. After a Change of Control, as defined in the Luft Agreement, Mr. Luft may terminate the Luft Agreement. The description of the Luft Agreement is qualified in its entirety by reference to the complete text of the Luft Agreement, a copy of which is filed as Exhibit 10.3 to this Form 8-K.

         Mr. Luft is 50 years old. From October 1995 to March 2007, he served as Senior Vice President-Men’s Division of the Company. Mr. Luft served as a Divisional Vice President of the Men’s Products Division from June 1989 until January 1993, when he was elected a Senior Vice President. Mr. Luft became a director in December 2000.

Item 5.03         Amendments to Articles of Incorporation or By-laws; Change in Fiscal Year.

        On March 26, 2007, the Board of Directors amended certain provisions (the “Amendments”) of the Company’s by-laws and restated the by-laws in their entirety (as so amended and restated, the “Amended and Restated By-laws”), a copy of which is filed as Exhibit 3.2 to this Form 8-K. The following description of the Amendments and the Amended and Restated By-laws is qualified in its entirety by reference to the complete text of the Amended and Restated By-laws.

        The Amendments primarily are technical amendments to conform the Company’s by-laws to the changes in the offices of Messrs. Tulin, Luft and Kassner, as described above in Item 5.02 of this Form 8-K. In particular, since Mr. Tulin, who was formerly President of the Company but who now holds the positions of Chairman of the Board and Chief Executive Officer of the Company, the By-laws generally have been amended to provide that the duties and powers of the President contained in the by-laws before the Amendments are now the duties and powers of the Chairman of the Board and/or the Chief Executive Officer of the Company. The other Amendments are as follows:

             (a)        Article I, Section 3 has been amended to provide that notices of stockholder meetings may no longer be given by telegraph, and to provide that waivers of notice of stockholders meeting may be given in writing, by facsimile transmission, or by email, but may no longer be given by telegraph, cable, radio or wireless transmission.

             (b)        Article II, Section 6 has been amended to provide that, except for the election of directors, all matters coming before any stockholder meeting shall be decided by a majority, rather than a plurality, of the votes cast by stockholders present and entitled to vote at the meeting, and to add to the by-laws a provision governing the giving and use of proxies by stockholders of the Company.

             (c)        Article II, Section 8 has been amended to change the required number of inspectors of election from two to one or more.

             (d)        Article III, Section 2 has been amended to provide that notices of meetings of the Board of Directors may be given by electronic notice, but may no longer be given by telegram.

             (e)        Article IV, Section 1 has been amended to provide for the appointment of a Chief Executive Officer of the Company and to permit the Board to designate one or more of the Vice Presidents to be Executive Vice Presidents and/or Senior Vice Presidents.

             (f)        Article V, Section 2 has been added to set forth the duties and powers of the Chief Executive Officer of the Company.

             (g)        Article V, Section 1, relating to certain duties and powers of the President of the Company, has been deleted, and Article V, Section 3 has been added to provide that the duties and powers of the President of the Company shall be those assigned to him by the Board of Directors of the Company.

             (h)        Article V, Section 4 has been amended to eliminate certain specific duties of the Executive Vice President of the Company.

             (i)        Article V, Section 10 has been amended to provide that the salary of the Chief Executive Officer and Chairman of the Board, in addition to that of the President, shall be determined by the Board of Directors of the Company, unless the Board shall otherwise direct.

             (j)        Article VI, Section 1 has been amended to allow the President to sign stock certificates of the Company.

Item 8.01        Other Events.

        On March 27, 2007, the Company issued a press release announcing the promotions of John Tulin, Eric P. Luft and Jerold Kassner to the positions of Chairman of the Board, President and Executive Vice President, respectively, of the Company, as described above in Item 5.02 of this Form 8-K. A copy of that press release is attached to this Current Report on Form 8-K as Exhibit 99 and is incorporated by reference herein.

Item 9.01        Financial Statements and Exhibits.

(d)	Exhibits
	Exhibit No.	Description
	3.2	Amended and Restated By-laws of the Company.
	10.1	Employment Agreement dated as of January 1, 2007 between the Company and John Tulin.
	10.2	Employment Agreement dated as of January 1, 2007 between the Company and James E. Tulin.
	10.3	Amended and Restated Employment Agreement dated as of March 1, 2007 between the Company and Eric P. Luft.
	99	Press Release of the Company dated March 27, 2007.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 27, 2007	SWANK, INC.
By: /s/ Jerold R. Kassner
Jerold R. Kassner, Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
3.2	Amended and Restated By-laws of the Company.
10.1	Employment Agreement dated as of January 1, 2007 between the Company and John Tulin.
10.2	Employment Agreement dated as of January 1, 2007 between the Company and James E. Tulin.
10.3	Amended and Restated Employment Agreement dated as of March 1, 2007 between the Company and Eric P. Luft.
99	Press Release of the Company dated March 27 2007.